UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2014
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders
On April 29, 2014, at the Progress Software Corporation (the “Company”) 2014 Annual Meeting of Shareholders, the Company’s shareholders voted on the following three matters and cast their votes as described below:

(1)	The election of seven members to the Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2013; and

(3)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.
The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Barry N. Bycoff	45,484,530	497,082	3,195,355
John R. Egan	42,044,556	3,937,056	3,195,355
Ram Gupta	44,392,205	1,589,407	3,195,355
Charles F. Kane	42,290,285	3,691,327	3,195,355
David A. Krall	43,172,241	2,809,371	3,195,355
Michael L. Mark	44,335,087	1,646,525	3,195,355
Philip M. Pead	45,522,345	459,267	3,195,355

Proposal 2- Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2013:

For	Against	Abstain	Broker Non-Votes
26,662,260	19,072,699	246,653	3,195,355

Proposal 3 - The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

For	Against	Abstain
47,560,299	1,456,298	160,370

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014	Progress Software Corporation
	By:	/s/Stephen H. Faberman
Stephen H. Faberman
Senior Vice President, General Counsel